Exhibit 1.1

Execution Version

15,500,000 Shares

Advanced Disposal Services, Inc.

Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

May 17, 2017

UBS Securities LLC

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

As Representatives of the

Several Underwriters

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Each entity (each, a “Selling Stockholder”) identified as a Selling Stockholder in Schedule I annexed hereto proposes to sell to the underwriters named in Schedule II annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 15,500,000 shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of Advanced Disposal Services, Inc., a Delaware corporation (the “Company”).  The number of Firm Shares to be sold by each Selling Stockholder is the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I annexed hereto.  In addition, the Selling Stockholders propose to grant to the Underwriters the option to purchase from the Selling Stockholders up to an additional 2,325,000 shares of Common Stock (the “Option Shares”).  The Firm Shares and the Option Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

As the Representatives, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule II hereto, plus their pro rata portion of the Option Shares if you elect to exercise the option in whole or in part for the accounts of the several Underwriters.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, (the “Act”) and the rules and regulations thereunder (collectively, the “Rules and Regulations”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-217875) under the Act, including a prospectus, relating to the Shares, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectuses, and the documents incorporated by reference therein, relating to the Shares.  Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus in the form so furnished.

Except where the context otherwise requires, “Prospectus,” as used herein, means the final prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the time limits described in Rule 424(b) in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

“Permitted Free Writing Prospectuses,” as used herein, means any Covered Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”) that is identified on Schedule III attached hereto under the heading “Permitted Free Writing Prospectuses”.  The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means any “issuer free writing prospectus”, as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Act) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or

(iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule III attached hereto under the heading “Pricing Information Provided Orally by Underwriters,” the Preliminary Prospectus and all Permitted Free Writing Prospectuses, if any, considered together.

“Applicable Time”, as used herein, means 9:10 P.M., New York City time, on May 17, 2017.

Any reference herein to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of the Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters as follows:

(a)           The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(b)           The Registration Statement complied when it became effective, and complies as of the date hereof with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied;  the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the Act; the Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, and the date of the Prospectus, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, did or will the Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus, it being understood and agreed that the only such information is that described in Section 14 hereof; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the Preliminary Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the

Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not at the time of filing the Registration Statement, any amendment thereto and is  not, on the date hereof, an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”.

(d)           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.  The Subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 include all “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X).  The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, operations or condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).  The outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, other than as described in the Registration Statement, the Disclosure Package or the Prospectus, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(e)           The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; other than as described in the Disclosure Package or the Prospectus no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(f)            The Company has an authorized capitalization as set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the Disclosure Package). All of the Shares conform, in all material respects, to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. The form of certificates for the Shares conforms, in all material respects, to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(g)           The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Covered Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.

(h)           No Covered Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(i)            The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 5(b) hereof. The Company will file with the Commission all Permitted Free Writing Prospectuses that are required to be filed under the Act in the time required under Rule 433(d) under the Act.

(j)            The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly, in all material respects, the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in conformity with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein.  The summary and selected consolidated financial and statistical data included in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein at the indicated dates and for the indicated periods and such data has been compiled on a basis consistent with the financial statements presented therein, except as disclosed therein. All disclosures contained in the Registration Statement, the Disclosure Package

and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Item 10 of Regulation S-K under the Act, to the extent applicable.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46, not disclosed in the Registration Statement, the Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required.

(k)           Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act.

(l)            Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.

(m)          Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or which has as the subject thereof, any property of the Company or its subsidiaries, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)           The Company and its subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the Disclosure Package and the Prospectus or which (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(o)           The Company and its subsidiaries have timely filed all U.S. federal, state, local and foreign tax returns which have been required to be filed taking into account any extensions thereof and have timely paid all taxes required to be paid and all assessments received by them or any of them to the extent that such taxes have become due except to the extent that any such taxes or assessments may be being contested in good faith and by appropriate proceedings and except where failure to make such filing or payment would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(p)           Since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, operations or condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(q)           Neither the Company nor any of its subsidiaries is, (i) in violation of its certificate or articles of incorporation, charter, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any subsidiary, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default, as applicable, under (a) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary or any of their respective properties is bound, (b) of the amended and restated certificate of incorporation and amended and restated bylaws of the Company or (c) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any subsidiary, or any of their properties or assets, except in the case of clauses (a) and (c), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(s)            No approval, consent, order or authorization, of any regulatory, administrative or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, FINRA or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(t)            Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) has fulfilled and performed all of its material obligations with respect to such Government Licenses, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(u)           The Company and its subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, trade secrets, copyrights, license rights, and other intellectual property rights (collectively, “Intellectual Property”) reasonably necessary to conduct their business as presently conducted except where failure to own or possess such rights would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is infringing, misappropriating, conflicting with, or otherwise in violation of any Intellectual Property of any other person or entity, nor have the Company nor any of its subsidiaries received any written notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, where such infringements, misappropriations, conflicts or violations would, individually or in the aggregate and if the subject of an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any infringement, misappropriation, conflict with, or violation by others of Intellectual Property owned by the Company or any of its subsidiaries and material to the business of the Company and its subsidiaries.

(v)           Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(w)          The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(x)           The Company maintains a system of “internal control over financial reporting”, as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that complies in all material respects with the applicable requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company is not aware of any material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(y)           The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(z)           The statistical, industry-related and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably believes are reliable and accurate in all material respects.

(aa)         The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including without limitation those of Title 18 U.S. Code Sections 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of the Subsidiaries, and any international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

                (bb)         Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, affiliate, employee, or other person associated with or acting on behalf of the Company or any of the Subsidiaries is currently the target of any sanctions administered by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any applicable sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of Ukraine); neither the Company nor the Subsidiaries have knowingly engaged in during the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country or territory that is the subject or the target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(cc)         Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, property, entertainment or other unlawful expense relating to political activity; (ii) has made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) has made, offered, or taken an act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom, or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any applicable anti-bribery and anti-corruption laws or regulations to which the Company, any of its Subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is subject.  The Company, the Subsidiaries and, to the knowledge of the Company, their affiliates have each conducted their businesses on behalf of the Company in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws.

(dd)         The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses.

(ee)         Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) established or maintained by the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each a “Plan”) (i) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any liability; and (b) neither the Company nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(ff)          Except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:  (i) the Company and each Subsidiary have complied and are in compliance with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the Company and each Subsidiary have obtained and are in compliance with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses; (iii) neither the Company nor any Subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (a) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (b) which is otherwise material; and no such proceeding has been threatened or is known to be contemplated; (iv) neither the Company nor any Subsidiary has received notice or is otherwise aware of any pending or threatened claim under Environmental

Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and (v) neither the Company nor any Subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries.

(gg)         There are no relationships, direct or indirect, or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the Disclosure Package as required.

(hh)         No material labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.

(ii)           Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

2.             REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.

Each of the Selling Stockholders, severally and not jointly, represents and warrants to each of the Underwriters as follows:

(a)           All information with respect to such Selling Stockholder included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus complied and will comply in all material respects with all applicable provisions of the Act; the Registration Statement, as it relates to the Selling Stockholder, did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Preliminary Prospectus, as then amended or supplemented, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the Applicable Time the Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then-issued Permitted Free Writing Prospectuses, if any, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus, as such Permitted Free Writing Prospectus relates to such Selling Stockholder, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations given in this clause (a) apply only to written information furnished to the Company by such Selling Stockholder specifically and expressly for use in the Registration Statement, Prospectus or Permitted Free Writing Prospectuses, as applicable, it being understood and agreed that the only such information is that described in Section 9(b) herein.

(b)           Such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus.

(c)           Neither the execution, delivery and performance of this Agreement nor the sale by such Selling Stockholder of the Shares to be sold by such Selling Stockholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, of each such Selling Stockholder (ii) any agreement, lease, contract, indenture or other instrument or obligation to which each such Selling Stockholder is a party or by which it, or any of its properties, is bound, (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to  each such Selling Stockholder or any subsidiary, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(d)           No approval, consent, order or authorization, of any regulatory, administrative or other governmental body is required in connection with the execution and delivery by each Selling Stockholder of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, FINRA or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(e)           Neither such Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(f)            There are no affiliations or associations between any member of FINRA and such Selling Stockholder, except as disclosed in the Registration Statement (excluding the exhibits thereto, the Disclosure Package and the Prospectus; none of the proceeds received by such Selling Stockholder from the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the bylaws of FINRA) such member.

(g)           Such Selling Stockholder, now, and at the time of the delivery of the Shares, will have valid title to, or a valid “security entitlement” within the meaning of Section 8-

501 of the New York Uniform Commercial Code, in respect of, the Shares to be delivered by such Selling Stockholder at such time of delivery; and upon the delivery of and payment for the Shares, the several Underwriters will acquire a valid security entitlement in respect of the Shares to be delivered by such Selling Stockholder free and clear of any claim, lien, encumbrance, security interest, community property right or restriction on transfer.

(h)           Such Selling Stockholder has and, at the time of delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement (whether the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement, (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by such Selling Stockholder herein.

(i)            This Agreement has each been duly executed and delivered by (or, in the case of this Agreement, on behalf of) such Selling Stockholder.

(j)            The sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement is not prompted by any information concerning the Company or any Subsidiary which is not set forth in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectus and the Prospectus.

(k)           At the time of purchase and each additional time of purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will be fully paid or provided for by such Selling Stockholder, and all laws imposing such taxes will be fully complied with.

3.             PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $20.69375 per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule II-A hereto.

(b)           Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds to an account or account(s) designated by the Selling Stockholders for the shares to be sold by it against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you, the Company and the Selling Stockholders shall agree upon, such time and date being herein referred to as the “Closing Date”.

(c)  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Shares.  The maximum number of Option Shares to be purchased by the Underwriters is set forth opposite their respective names on Schedule II-B hereto.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Selling Stockholders, setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

4.             OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

5.             COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the Disclosure Package or the Prospectus of which the

Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b)           The Company will (i) not make any offer relating to the Shares that would constitute a Covered Free Writing Prospectus unless it is a Permitted Free Writing Prospectus; (ii)  treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Covered Free Writing Prospectus”, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) when any supplement to the Prospectus, any Covered Free Writing Prospectus, or any amendment to the Prospectus has been filed, (iv) of any request of the Commission for amendment of the Registration Statement or for supplement to the Disclosure Package or the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, any Covered Free Writing Prospectus, the Prospectus or any, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (vi) of the occurrence of any event or development within the Prospectus Delivery Period (as defined below) as a result of which the Prospectus, the Disclosure Package, any Covered Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Disclosure Package, any such Covered Free Writing Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any order referred to in clause (v) or (vii) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(d)  The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (i) qualify as a foreign corporation or dealer in any jurisdiction where it would not otherwise by required to so qualify, (b) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (c) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(e)  The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of the Preliminary Prospectus as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Permitted Free Writing Prospectus as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.

(f)            If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(g)  The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h)  If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event or development shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the

Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Disclosure Package so that the Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the Disclosure Package will comply with law.

(i) The Company will make generally available to its security holders (which may be satisfied by filing with the Commission’s EDGAR system), as soon as it is practicable to do so an earnings statement (which need not be audited) in reasonable detail, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(j) No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives.

(k) The Company has caused each officer and director and certain shareholders of the Company to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit C (the “Lock-up Agreement”).  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver, substantially in the form attached as Exhibit D hereto, at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit E hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

6.             COVENANTS OF THE SELLING STOCKHOLDERS.

Each Selling Stockholder agrees:

(a)           not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(b)           not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(c)           to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder; and

(d)           prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Lock-Up Agreement.

7.             COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Underwriters under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer, stamp, issuance or other taxes payable thereon; (iv) any roadshow expenses; (v) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Covered Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and expenses (including legal fees of underwriters’ counsel of up to $25,000 and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; (viii) [reserved]; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; (xi) [reserved]; and (xii) the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky memorandum (including the related fees and expenses of counsel for the Underwriters). Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 12 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

8.             CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the respective representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their respective  covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Permitted Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion and 10b-5 statement of Shearman & Sterling LLP, counsel for the Company and the Selling Stockholders, respectively, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in a form reasonably satisfactory to the Representatives.

(c)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Richards, Layton & Finger, P.A., Delaware counsel for the Selling Stockholders, respectively, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in a form reasonably satisfactory to the Representatives.

(d)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Ogier, Cayman Islands counsel for the Selling Stockholders, respectively, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in a form reasonably satisfactory to the Representatives.

(e)   The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f)  The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)  The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Covered Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, threatened by the Commission;

(ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)  All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv)  He or she has carefully examined the Disclosure Package and any Covered Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the Disclosure Package and any Covered Free Writing Prospectus did not contain any untrue statement of a material fact, and such Disclosure Package and any Covered Free Writing Prospectus, when considered together with the Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)  He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)  He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)  Since the end of the period covered by the latest audited financial statements included in the Disclosure Package, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(h)  The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of a Representative of each of the Selling Stockholders to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents that the representations and warranties of the Selling Stockholder contained in Section 2 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(i)            The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(j)            The Firm Shares and Option Shares, if any, have been duly listed on the New York Stock Exchange.

(k)           The Lock-up Agreements described in Section 5(k) and 6(d) hereof are in full force and effect.

(l)            No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives.

If any of the conditions hereinabove provided for in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the

Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and 9 hereof).

9.             INDEMNIFICATION.

(a) The Company agrees:

(i)  to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage or liability (or action or proceeding in respect thereof) arises out of, or is based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Covered Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (B) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) with respect to the Preliminary Prospectus, any Covered Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, any Covered Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 14 hereof; and

(ii) to reimburse each of the Underwriters, their respective directors and officers, and each such controlling person for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such respective controlling person in connection with investigating or defending any such loss, claim, damage or liability (or action or proceeding in respect thereof) or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or such respective controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)  Each Selling Stockholder severally and not jointly will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Covered Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to the Preliminary Prospectus, any Covered Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Underwriters or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that each Selling Stockholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Preliminary Prospectus, any Covered Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Selling Stockholder consists solely of (i) the legal name and address of such Selling Stockholder and (ii) the number of shares of common stock owned by such Selling Stockholder before and after the offering (including percentages) in each case as such information with respect to such Selling Stockholder appears in the table (and corresponding footnotes) under the caption “Selling Stockholders” in each of the Registration Statement, the Disclosure Package and the Prospectus.  The liability of each Selling Stockholder pursuant to this section shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder.

(c)  Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 the Act or Section 20 of the Exchange Act, and each Selling Stockholder, and each of their directors and officers against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Covered Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to the Preliminary Prospectus, any Covered Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Preliminary Prospectus, any Covered Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 14 hereof.  This indemnity obligation will be in addition to any liability which such Underwriter may otherwise have.

(d)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 9(a) or (b) or (c) hereof shall be available to any party who shall fail to give notice as provided in this Section 9(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or (b) or (c) hereof.  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 9(a) or (b) or (c) hereof and by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)  To the extent the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or (b)  or (c) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect  not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, it being understood that the full aggregate amount of underwriting discounts and commissions received by the Underwriters shall be borne by the Company.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 9(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)  In any proceeding relating to the Registration Statement, the Preliminary Prospectus, any Covered Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party. The Company irrevocably appoints CT Corporation, 111 Eighth Avenue, New York, NY 10011 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. BTG Pactual International Portfolio Fund II SPC, Segregated Portfolio BTGPH Corp Hedge irrevocably appoints BTG Pactual, 601 Lexington Avenue - 57th floor New York, NY 10022 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(g)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10.          DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then  (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or  (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 9 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 10, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.          NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to: UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019,  Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York  10005, Attention: Equity Capital Markets — Syndicate Desk, fax: (212) 797-9344 , with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564, and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036; if to the Company to Advanced Disposal Services, Inc. Michael Slattery, 90 Fort Wade Road, Ponte Vedra, FL, 32801; if to Star Atlantic Waste Holdings, L.P., 277 Park Avenue, 45th Floor, New York, New York 10172; if to BTG Pactual International Portfolio Fund II SPC, Segregated Portfolio BTGPH Corp Hedge, 1209 Orange Street, Wilmington, Delaware 19801.

12.          TERMINATION.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization  that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or

(b)  as provided in Sections 8 and 10 of this Agreement.

13.          SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.          INFORMATION PROVIDED BY UNDERWRITERS.

The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Preliminary Prospectus, any Covered Free Writing Prospectus, or the Prospectus consists of the information set forth in the seventh, fourteenth, fifteenth, sixteenth, seventeenth, eighteenth, twenty-first and twenty-second paragraphs under the caption “Underwriting” in the Prospectus.

15.          MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter, or any controlling person of any Underwriter, or by or on behalf of the Company or its directors or officers or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company and the Selling Stockholders acknowledge and agree that each Underwriter in providing investment banking services to the Company and the Selling Stockholders in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Selling Stockholders do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representatives nor any other Underwriter is advising the Company and the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholders shall consult with their own respective advisors concerning such matters and shall be responsible for making their own independent investigations and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company and the Selling Stockholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company and the Selling Stockholders (on their own respective behalves and, to the extent permitted by law, on behalf of their respective stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

Execution Version

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

Advanced Disposal Services, Inc.

By:	/s/ Richard Burke
Name:	Richard Burke
Title:	Chief Executive Officer

Star Atlantic Waste Holdings, L.P.

By: Star Atlantic GP, Inc., its general partner

By:	/s/ Scott Litman
Name:	Scott Litman
Title:	Managing Director

BTG Pactual International Portfolio Fund II SPC, acting on behalf of and for the account of the Segregated Portfolio BTGPH Corp Hedge

By:	/s/ Felipe Andreu Silva
Name:	Felipe Andreu Silva
Title:	Attorney-in-Fact

By:	/s/ Gabriel Fernando Barretti
Name:	Gabriel Fernando Barretti
Title:	Attorney-in-Fact

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

UBS SECURITIES LLC

By:	/s/ Alexander Choi
Name: Alexander Choi
Title: Director

By:	/s/ Aum Dasani
Name: Aum Dasani
Title: Associate Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Warren F. Estey
Name: /s/ Warren F. Estey
Title: Managing Director

By:	/s/ Russell Schmidt
Name: Russell Schmidt
Title: Director

MORGAN STANLEY & CO. LLC

By:	/s/ Lauren Garcia Belmonte
Name: Lauren Garcia Belmonte
Title: Executive Director

Acting on behalf of themselves and as Representatives of the several

Underwriters listed on Schedule II-A hereto.

SCHEDULE I

SCHEDULE OF SELLING STOCKHOLDERS

Selling Stockholder	Number of Firm Shares to be Sold	Number of Option Shares to be Sold
Star Atlantic Waste Holdings, L.P.	12,172,647	1,825,897
BTG Pactual International Portfolio Fund II SPC, Segregated Portfolio BTGPH Corp Hedge	3,327,353	499,103

Total	15,500,000	2,325,000

SCHEDULE II-A

Underwriter	Number of Firm Shares to be Purchased from the Selling Stockholders
UBS Securities LLC	3,831,945
Deutsche Bank Securities Inc.	2,755,556
Morgan Stanley & Co. LLC	2,755,556
Macquarie Capital (USA) Inc.	1,679,166
Barclays Capital Inc.	1,049,479
Credit Suisse Securities (USA) LLC	1,049,479
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,049,479
Stifel, Nicolaus, & Company, Incorporated	1,049,479
First Analysis Securities Corporation	279,861
Total	15,500,000

SCHEDULE II-B

SCHEDULE OF OPTION SHARES

Underwriter	Number of Option Shares to be Purchased from the Selling Stockholders
UBS Securities LLC	574,792
Deutsche Bank Securities Inc.	413,333
Morgan Stanley & Co. LLC	413,333
Macquarie Capital (USA) Inc.	251,875
Barclays Capital Inc.	157,422
Credit Suisse Securities (USA) LLC	157,422
Merrill Lynch, Pierce, Fenner & Smith Incorporated	157,422
Stifel, Nicolaus, & Company, Incorporated	157,422
First Analysis Securities Corporation	41,979
Total	2,325,000

SCHEDULE III

Permitted Free Writing  Prospectuses:

None

Pricing Information Provided Orally by Underwriters:

Price per share to the public:   $ 21.50

Number of shares offered:  15,500,000

EXHIBIT A

Entity	State of Incorporation
Advanced Disposal Acquisition Sub, LLC	Delaware
Advanced Disposal Services South, LLC	Delaware
HWStar Holdings Corp.	Delaware
Advanced Disposal Services East, Inc.	Delaware
Advanced Disposal Services Midwest, LLC	Wisconsin
Advanced Disposal Recycling Services Atlanta, LLC	Delaware
Advanced Disposal Recycling Services Gulf Coast, LLC	Delaware
Advanced Disposal Services Alabama CATS, LLC	Delaware
Advanced Disposal Services Alabama EATS, LLC	Delaware
Advanced Disposal Services Alabama Holdings, LLC	Delaware
Advanced Disposal Services Alabama, LLC	Delaware
Advanced Disposal Services Arbor Hills Landfill, Inc.	Michigan
Advanced Disposal Services Atlanta, LLC	Delaware
Advanced Disposal Services Augusta, LLC	Delaware
Advanced Disposal Services Biloxi MRF, LLC	Delaware
Advanced Disposal Services Birmingham, Inc.	Alabama
Advanced Disposal Services Blackfoot Landfill, Inc.	Indiana
Advanced Disposal Services Blue Ridge Landfill, Inc.	Kentucky
Advanced Disposal Services Carolinas, LLC	Delaware
Advanced Disposal Services Cedar Hill Landfill, Inc.	Alabama
Advanced Disposal Services Solid Waste Southeast, Inc.	Florida
Advanced Disposal Services Central Florida, LLC	Delaware
Advanced Disposal Services Chestnut Valley Landfill, LLC	Pennsylvania
Advanced Disposal Services Cobb County Recycling Facility, LLC	Delaware
Advanced Disposal Services Cobb County Transfer Station, LLC	Delaware
Advanced Disposal Services Cranberry Creek Landfill, LLC	Wisconsin
Advanced Disposal Services Cypress Acres Landfill, Inc.	Florida

Entity	State of Incorporation
Advanced Disposal Services Eagle Bluff Landfill, Inc.	Alabama
Advanced Disposal Services Emerald Park Landfill, LLC	Wisconsin
Advanced Disposal Services Evergreen Landfill, Inc.	Georgia
Advanced Disposal Services Glacier Ridge Landfill, LLC	Wisconsin
Advanced Disposal Services Grand Bahama Limited	Bahamas
Advanced Disposal Services Greentree Landfill, LLC	Pennsylvania
Advanced Disposal Services Gwinnett Transfer Station, LLC	Delaware
Advanced Disposal Services Gulf Coast, LLC	Delaware
Advanced Disposal Services Hancock County, LLC	Delaware
Advanced Disposal Services Hickory Meadows Landfill, LLC	Wisconsin
Advanced Disposal Services Hoosier Landfill, Inc.	Indiana
Advanced Disposal Services Jackson, LLC	Delaware
Advanced Disposal Services Jacksonville, LLC	Delaware
Advanced Disposal Services Jones Road, LLC	Delaware
Advanced Disposal Services Eastern PA, Inc.	Pennsylvania
Advanced Disposal Services Lancaster Landfill, LLC	Pennsylvania
Advanced Disposal Services Lithonia Transfer Station, LLC	Delaware
Advanced Disposal Services Macon, LLC	Georgia
Advanced Disposal Services Magnolia Ridge Landfill, LLC	Georgia
Advanced Disposal Services Mallard Ridge Landfill, Inc.	Wisconsin
Advanced Disposal Services Maple Hill Landfill, Inc.	Missouri
Advanced Disposal Services Middle Georgia, LLC	Delaware
Advanced Disposal Services Milledgeville Transfer Station, LLC	Delaware
Advanced Disposal Services Mississippi, LLC	Delaware
Advanced Disposal Services Mississippi Holdings, Inc.	Delaware
Advanced Disposal Services Mobile Transfer Station, LLC	Delaware
Advanced Disposal Services Morehead Landfill, Inc.	Kentucky
Advanced Disposal Services National Accounts, Inc.	North Carolina
Advanced Disposal Services National Accounts Holdings, Inc.	Delaware
Advanced Disposal Services North Alabama Landfill, LLC	Delaware

Entity	State of Incorporation
Advanced Disposal Services North Georgia, LLC	Delaware
Advanced Disposal Services Oak Ridge Landfill, Inc.	Missouri
Advanced Disposal Services Orchard Hills Landfill, Inc.	Illinois
Advanced Disposal Services Pasco County, LLC	Delaware
Advanced Disposal Services Pecan Row Landfill, LLC	Georgia
Advanced Disposal Services Pontiac Landfill, Inc.	Michigan
Advanced Disposal Services Renewable Energy, LLC	Delaware
ADS Renewable Energy - Eagle Point, LLC	Delaware
ADS Renewable Energy - Stones Throw, LLC	Delaware
ADS Renewable Energy - Wolf Creek, LLC	Delaware
Advanced Disposal Services Rogers Lake, LLC	Delaware
Advanced Disposal Services Rolling Hills Landfill, Inc.	Minnesota
Advanced Disposal Services Selma Transfer Station, LLC	Delaware
Advanced Disposal Services Seven Mile Creek Landfill, LLC	Wisconsin
Advanced Disposal Services Smyrna Transfer Station, LLC	Delaware
Advanced Disposal Services Solid Waste Leasing Corp.	Wisconsin
Advanced Disposal Services Solid Waste Midwest, LLC	Wisconsin
ADS Solid Waste of NJ, Inc.	New Jersey
Advanced Disposal Services Western PA, Inc.	Pennsylvania
Advanced Disposal Services South Carolina, LLC	South Carolina
Advanced Disposal Services Star Ridge Landfill, Inc.	Alabama
Advanced Disposal Services Stateline, LLC	Delaware
Advanced Disposal Services Sumner Landfill, Inc.	Illinois
Advanced Disposal Services Taylor County Landfill, LLC	Georgia
Advanced Disposal Services Tennessee Holdings, Inc.	Delaware
Advanced Disposal Services Tennessee, LLC	Delaware
Advanced Disposal Services Valley Meadows Landfill, LLC	Wisconsin
Advanced Disposal Services Valley View Landfill, Inc.	Illinois
Advanced Disposal Services Vasko Rubbish Removal, Inc.	Minnesota
Advanced Disposal Services Vasko Solid Waste, Inc.	Minnesota

Entity	State of Incorporation
Advanced Disposal Services Wayne County Landfill, Inc.	Illinois
Advanced Disposal Services Zion Landfill, Inc.	Illinois
Advanced Disposal Subsidiary Holding Company, LLC	Delaware
Baton Rouge Renewable Energy LLC	Delaware
Burlington Transfer Station, Inc.	Delaware
Caldwell Partnership	Indiana
Cartersville Transfer Station, LLC	Delaware
Caruthers Mill C&D Landfill, LLC	Delaware
CGS Leasing, Inc.	Indiana
CGS Services, Inc.	Indiana
CGS Transport, LLC	Indiana
Champion Transfer Station, LLC	Pennsylvania
Diller Transfer Station, LLC	Pennsylvania
DLD Limited Partnership	Indiana
Community Refuse Service, LLC	Pennsylvania
Doraville Transfer Station, LLC	Delaware
Eagle Point Landfill, LLC	Delaware
Eco-Safe Systems, LLC	Tennessee
F.D.S. Disposal II, LLC	Florida
Farm Properties, LLC	Indiana
Hall County Transfer Station, LLC	Delaware
Harmony Landfill, LP	Delaware
Highstar Royal Oaks I, Inc.	Delaware
Highstar Royal Oaks II, Inc.	Delaware
Hinkle Transfer Station, LLC	Pennsylvania
IWStar Waste Holdings Corp.	Delaware
Jones Road Landfill and Recycling, Ltd.	Florida
Land & Gas Reclamation, Inc.	Wisconsin
Landsouth, Inc.	Wisconsin
Moretown Landfill, Inc.	Delaware

Entity	State of Incorporation
Mostoller Landfill, LLC	Pennsylvania
Nassau County Landfill, LLC	Delaware
NEWS North East Holdings, Inc.	Delaware
NEWS MA Holdings, Inc.	Delaware
NEWS Mid-Atlantic Holdings, Inc.	Delaware
NEWStar Waste Holdings Corp.	Delaware
North East Waste Services, Inc.	Delaware
Old Kings Road, LLC	Delaware
Old Kings Road Solid Waste, LLC	Delaware
Parker Sanitation II, Inc.	Florida
Pasco Lakes Inc.	Florida
PDC Disposal Co., Inc.	New Jersey
St. Johnsbury Transfer Station, Inc.	Delaware
Sanitation Services Company Limited	Bahamas
Sister’s Sanitation Services, LLC	Indiana
South Hadley Landfill, LLC	Delaware
South Suburban, LLC	Wisconsin
SSI Southland Holdings, Inc.	Delaware
Stone’s Throw Landfill, LLC	Delaware
Summit, Inc.	Wisconsin
Superior Waste Services of New York City, Inc.	New York
Tallassee Waste Disposal Center, Inc.	Alabama
Turkey Trot Landfill, LLC	Delaware
Urban Sanitation Limited	Bahamas
Vermont Hauling, Inc.	Delaware
Waitsfield Transfer Station, Inc.	Delaware
WBLF Acquisition Company, LLC	Pennsylvania
Welcome All Transfer Station, LLC	Delaware
Western Maryland Waste Systems, LLC	Maryland
Wolf Creek Landfill, LLC	Delaware

Entity	State of Incorporation
WSI Medical Waste Systems, Inc.	Delaware
WSI of New York, Inc.	Delaware
WSI Sandy Run Landfill, LLC	Delaware

EXHIBIT B

PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Directors:

Richard Burke

Executive Officers:

Steve Carn

John Spegal

Matthew Gunnelson

Michael K. Slattery

William Westrate

5% Shareholders:

CPPIB

Highstar

BTG

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

[             ], 2017

Advanced Disposal Services, Inc.

90 Fort Wade Road

Ponte Vedra, Florida 32081

UBS Securities LLC

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

As Representatives of the

Several Underwriters

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that UBS Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as Representatives (the “Representative”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Advanced Disposal Services, Inc. (the “Company”) and the Selling Stockholders listed on Schedule I thereto (the “Selling Stockholders”), providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $0.01 (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue its efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 90 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”).

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to and including the expiration of the Initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer (a) any or all of the shares of Common Stock or other Company securities [(a) to a wholly-owned subsidiary of the undersigned, if the transfer does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended,  or (b)](2) if the transfer does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended, and is by (i) gift, will or intestacy, or (ii) distribution to partners, members, [affiliates](3) or shareholders of the undersigned; provided, however, it shall be a condition to the transfer that the transferee [(including such wholly-owned subsidiary in (a) above)](4) execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement[; and (b(5)) shares of Common Stock pursuant to the following: (1) the entry into and transactions under a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act entered into as of May 10, 2017 under which up to 238,841 shares of Common Stock may be sold in market transactions commencing on or about June 11, 2017 through May 31, 2018, (2) the entry into and transactions under a commitment letter entered into on or about May 10, 2017 pursuant to which up to 55,000 shares of Common Stock will be contributed to Clearfork Capital Fund LLC, and (3) the entry into and transactions under a commitment letter entered into on or about May 10, 2017 pursuant to which up to 55,000 shares of Common Stock will be contributed to Exchange Place LP.]

(2)  To be included in the CCPIB lock-up.

(3)  To be included in the BTG lock-up.

(4)  To be included in the CCPIB lock-up.

(5)  To be included in Steve Carn’s lock-up.

If, at the time of a Disposition, the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, they will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned agrees that the Company may, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to July 15, 2017(6), this agreement shall be of no further force or effect.

Signature:
Print Name:

Number of shares owned
subject to warrants, options
or convertible securities:	Certificate numbers:

(6)  July 2 in the case of the Star Atlantic lock-up.

EXHIBIT D

FORM OF WAIVER

[Letterhead of [      ]]

Advanced Disposal Services, Inc.

Public Offering of Common Stock

[Date]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by [Advanced Disposal Services, Inc.] (the “Company”) of [   ] shares of common stock, $0.01  par value (the “Common Stock”), of the Company and the lock-up letter dated [    ], 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [    ], 2017, with respect to [     ] shares of Common Stock (the “Shares”).

The Representatives hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [    ], 2017; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

cc: Company

EXHIBIT E

FORM OF PRESS RELEASE

Advanced Disposal Services, Inc.
[Date]

Advanced Disposal Services, Inc. (“Company”) announced today that UBS Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, the book-running managers in the Company’s recent public sale of         shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to     shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on              , 2017 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.